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                               INDEX TO EXHIBITS


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                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
  NO.                                       EXHIBIT                                PAGE NUMBER
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
  1.1+      Form of Underwriting Agreement (preliminary form).
  3.1+      Certificate of Incorporation of the Registrant, as amended to date.
  3.3       Form of Restated Certificate of Incorporation of the Registrant to be
            filed upon the closing of the offering made hereby.
  3.4+      Bylaws of the Registrant.
  3.5       Form of Bylaws of the Registrant to be filed upon the closing of the offering made hereby.
  4.1+      Reference is made to Exhibits 3.1, 3.3, 3.4, and 3.5.
  4.2       Specimen Common Stock certificate.
  4.3+      Registration Rights Agreement, dated September 24, 1996, between the
            Registrant and the investors named therein.
  4.4+      Registration Rights Agreement, dated July 12, 1996, between the
            Registrant and the investor named therein.
  4.5+      Investor Rights Agreement dated July 25, 1996, between the Registrant and the investors named therein.
  5.1       Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
            LLP.
 10.1+      Form of Indemnification Agreement.
 10.2+      1996 Amended and Restated Stock Incentive Plan.
 10.3+      1996 Outside Director Nonstatutory Stock Option Plan.
 10.4+      1997 Omnibus Stock Incentive Plan.
 10.5+      Employment Agreement between the Registrant and Mary Casey dated July
            14, 1995, as amended.
 10.6+      Employment Agreement between the Registrant and Kelly Enos dated
            December 2, 1996.
 10.7+      Employment Agreement between the Registrant and David Vaun Crumly dated
            January 1, 1996.
 10.8+      Employment Agreement between the Registrant and James Kolsrud dated
            December 18, 1996.
 10.9+      Consulting Agreement between the Registrant and Gordon Hutchins, Jr.
            dated May 1, 1996.
 10.10+     Nonstatutory Stock Option Agreement between the Registrant and Gordon
            Hutchins, Jr. dated May 15, 1996.
 10.11+     Free Standing Commercial Building Lease between the Registrant and
            Thomas M. Spear, as receiver for De La Guerra Court Investments, dated for reference purposes as of March 1, 1996.
 10.12+     Standard Office Lease--Gross between the Registrant and De La Guerra
            Partners, L.P. dated for reference purposes as of July 9, 1996.
 10.13+     Office Lease between the Registrant and WHUB Real Estate Limited
            Partnership dated June 28, 1996, as amended.
 10.14+     Standard Form of Office Lease between the Registrant and Hudson
            Telegraph Associates dated February 28, 1996.
 10.15+     Agreement for Lease between the Registrant and Telehouse International
            Corporation of Europe Limited dated July 16, 1996.
 10.16+     Sublease between the Registrant and Borton, Petrini & Conron dated
            March 20, 1994, as amended.
 10.17+     Office Lease between the Registrant and One Wilshire Arcade Imperial,
            Ltd. dated June 28, 1996.
 10.18+     Lease Agreement between the Registrant and Telecommunications Finance
            Group dated April 6, 1995.
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